UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

RACKSPACE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place City of Windcrest San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.

On September 26, 2022, Rackspace Technology, Inc. (the “Company” or “Rackspace”) issued a press release announcing the Company expects to deliver results within its previously announced financial guidance ranges for the third quarter of 2022. A copy of the press release is attached hereto as Exhibit 99.1.

The Company expects to announce full financial results for the third quarter of 2022 in November 2022.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, the board of directors (the “Board”) of Rackspace appointed Amar Maletira as Chief Executive Officer of the Company, effective as of September 23, 2022. Mr. Maletira will succeed Kevin Jones, who stepped down from his role as Chief Executive Officer effective September 23, 2022. The Board also elected Mr. Maletira as a director of the Board and Mr. Jones stepped down as a director of the Board, each effective as of September 23, 2022.

Mr. Maletira joined Rackspace in November 2020 as President and Chief Financial Officer and will remain in those roles until a permanent Chief Financial Officer has been appointed. Prior to joining Rackspace, Mr. Maletira served as Executive Vice President and Chief Financial Officer of Viavi Solutions (formerly known as JDS Uniphase) since September 2015. Prior to that, Mr. Maletira spent over 13 years with Hewlett Packard as Vice President and CFO – Americas Enterprise Services from June 2014 to September 2015, Vice President of Finance & Global Head of FP&A for Enterprise Services from October 2012 to June 2014, and various other roles in finance and investor relations. Prior to Hewlett Packard, Mr. Maletira held various roles at DPP, Inc., Siemens and other companies. Mr. Maletira holds an MBA in finance and corporate strategy from the University of Michigan’s Stephen M. Ross School of Business and earned his undergraduate degree in engineering, electronics and communication from Gote Institute of Technology at Karnatak University in India.

There are no family relationships between Mr. Maletira and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Maletira that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Company issued a press release announcing the leadership changes, a copy of which is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated September 26, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	Chief Executive Officer

Dated: September 26, 2022